COMMERCIAL CONTRACT - IMPROVED PROPERTIES

1.	PARTIES: Sellers agree to sell and convey to Buyer the Properties described in Paragraph 2. Buyer agrees to buy the Properties from Sellers for the sales price stated in Paragraph 3. The parties to this contract are:

Sellers: See Exhibit "A" attached hereto and made a part hereof for all purposes
Address:
Phone:
Fax:
E-mail:

Buyer:	Jaguars Holdings, Inc., a Texas Corporation
Address:	10959 Cutten Road, Houston, Texas 77066
Phone:	281-397-6730
Fax:	281-397-6565
E-mail:

2.	PROPERTY:

A.	“Properties” means those real properties situated in the State of Texas and Arizona and are legally described on the attached Exhibit “B” and each individually a "Property":

B.	Sellers will sell and convey the Properties together with:

(1) all buildings, improvements, equipment and fixtures;

(2) all rights, privileges, and appurtenances pertaining to the Properties, including Sellers' right, title, and interest in any utilities, adjacent streets, alleys, strips, gores, and rights-of-way;

(3) Sellers' interest in all leases, rents, and security deposits for all of the Properties;

(4) Sellers' interest in all licenses and permits related to the Properties;

(5) Sellers' interest in all third party warranties or guaranties, if transferable, relating to the Properties or any fixtures;

(6) all Sellers' tangible personal property located on the Properties that is used in connection with the Properties' operations except: Any personal property not included in the sale must be removed by Sellers prior to closing; and

(7) all Sellers' interest in all minerals including oil, gas and other minerals, see Exhibit "C" attached hereto.

3.	SALES PRICE: At or before closing, Buyer will pay the following sales price for the Properties:

A. Cash portion payable by Buyer at closing	$350,000

B. Cash portion payable by Buyer 12 years from the date of closing	$650,000

C. Sum of all financing described in Paragraph 4	$9,000,000

D. Sales price (sum of 3A and 3B)	$10,000,000

4.	FINANCING: Buyer will finance the portion of the sales price under Paragraph 3B as follows:

Sellers Financing: The delivery of a promissory note and deeds of trust from Buyer to Sellers under the terms of the attached Commercial Contract Financing Addendum (Exhibit “D”) in the amount of $9,000,000.00.

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5.	EARNEST MONEY:

A.	Not later than 1 day(s) after the Effective Date, Buyer must wire $5,000.00 as earnest money with Stewart Title Company, North Texas Division, Attention Carol Hallows, Escrow Agent, 440 North Center, Arlington, Texas 76011 (817-265-0440-Office 817-265-1440-Fax) If Buyer fails to timely deposit the earnest money, Sellers may terminate this contract or exercise any of Sellers' other remedies by providing written notice to Buyer before Buyer deposits the earnest money.

B.	Buyer may instruct the escrow agent to deposit the earnest money in an interest-bearing account at a federally insured financial institution and to credit any interest to Buyer.

6.	ALLOCATION OF SALES PRICE:

The Sales Price shall be allocated in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended. The Sellers and Buyer acknowledge that such allocation will represent the fair market value of the Improvements and shall be binding on the parties for all applicable federal, state and local tax purposes. Sellers and Buyer agree to report gain or loss in the year of the sale, as the case may be, in a manner consistent with the allocation on all tax returns filed by either of them subsequent to the date hereof on Form 8594 filed with the appropriate tax return, and not to voluntarily take any inconsistent approach therewith in any administrative or judicial proceedings relating to such returns. The parties will agree to such allocations of each Property on or before Closing, and the Parties will attach the allocation schedule, hereto as Exhibit "E" which will be made a part hereof for all purposes.

7.	TITLE POLICY, SURVEY, AND UCC SEARCH:

A.	Title Policy:

(1)	Sellers, at Sellers' expense, will furnish Buyer an Owner’s Policies of Title Insurance (the title policy(ies)) issued by (Title company), in the amount of the sales price for each tract, dated at or after closing, insuring Buyer against loss under the title policy(ies), subject only to:

(a) those title exceptions permitted by this contract or as may be approved by Buyer in writing; and

(b) the standard printed exceptions contained in the promulgated form of title policy unless this contract provides otherwise.

(2)	The standard printed exception as to discrepancies, conflicts, or shortages in area and boundary lines, or any encroachments or protrusions, or any overlapping improvements:
☐	(a) will not be amended or deleted from the title policy.

☑	(b) will be amended to read “shortages in areas” at the expense of ☐ Buyer ☑ Sellers.

(3)	Within fifteen (15) days after the Effective Date, Sellers will furnish Buyer commitments for title insurance (the commitment) including legible copies of recorded documents evidencing title exceptions. Sellers authorizes the Title Company to deliver the commitments and related documents to Buyer at Buyer’s address or Buyer's attorney.

B.	Survey: Within twenty (20) days after the Effective Date:

(1)	Sellers, at Sellers' expense, will furnish Buyer current surveys of the Properties dated after the Effective Date. The surveys must be made in accordance with the: (i) ALTA/ACSM Land Title Survey standards, or (ii) Texas Society of Professional Surveyors’ standards for a Category 1A survey under the appropriate conditions and be acceptable to the Buyer and the Title Company.

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C.	UCC Search:

(1)	Within fifteen (15) days after the Effective Date, Sellers, at Sellers' expense, will furnish Buyer a Uniform Commercial Code (UCC) search prepared by a reporting service and dated after the Effective Date. The search must identify documents that are on file with the Texas Secretary of State and the county where the Properties are located that relate to all personal property on the Properties and show, as debtor, Sellers and all other owners of the personal property in the last 5 years.

D.	Buyer’s Objections to the Commitments, Surveys, and UCC Searches:

(1)	Within fifteen (15) days after Buyer receives the commitments, copies of the documents evidencing the title exceptions, any required surveys, and any required UCC searches, Buyer may object to matters disclosed in the items if: (a) the matters disclosed are a restriction upon the Properties or constitute a defect or encumbrance to title to the real or personal property described in Paragraph 2 other than those permitted by this contract or liens that Sellers will satisfy at closing or Buyer will assume at Closing; or (b) the items show that any part of the Properties lie in a special flood hazard area (an “A” or “V” zone as defined by FEMA). If Paragraph 7B(1) applies, Buyer is deemed to receive the surveys on the earlier of: (i) the date Buyer actually receives the surveys; or (ii) the deadline specified in Paragraph 7B.

(2)	Sellers may, but are not obligated to, cure Buyer’s timely title objections within fifteen (15) days after Sellers receive the objections. The Closing Date will be extended as necessary. But not to exceed 60 days, to provide such time to cure the objections. If Sellers fail to cure the objections by the time required, Buyer may terminate this contract by providing written notice to Sellers within 5 days after the time by which Sellers must cure the objections. If Buyer terminates, the earnest money, less any independent consideration under Paragraph 8B, will be refunded to Buyer.

(3)	Buyer’s failure to timely object or terminate under this Paragraph 7D is a waiver of Buyer’s right to object except that Buyer will not waive the requirements in Schedule C of the commitment.

8.	PROPERTY CONDITION:

A.	Present Condition: Buyer accepts the Properties in their present "as is" condition at Closing.

B.	Feasibility Period: Buyer may terminate this contract for any reason within 45 days after the Effective Date (feasibility period) by providing Sellers written notice of termination. If Buyer terminates under this Paragraph 8B, the earnest money will be refunded to Buyer less $100.00 that Sellers will retain as independent consideration for Buyer’s unrestricted right to terminate. Buyer has tendered the independent consideration to Sellers upon payment of the amount specified in Paragraph 5A to the escrow agent. The independent consideration is to be credited to the sales price only upon closing of the sale. If no dollar amount is stated in this Paragraph 8B or if Buyer fails to deposit the earnest money, Buyer will not have the right to terminate under this Paragraph 8B.

C.	Inspections, Studies, or Assessments:

(1) During the feasibility period, Buyer, at Buyer’s expense, may complete or cause to be completed any and all inspections, studies, or assessments of the Properties (including all improvements and fixtures) desired by Buyer. Buyer has the right to conduct environmental assessments of the Properties. Sellers will provide to Buyer all Environmental Assessments in their possession. Sellers will provide, or will designate a person with knowledge of the use and condition of the Properties to provide, information requested by Buyer or Buyer's agent or representative regarding the use and condition of the Properties. Sellers will cooperate with Buyer in obtaining and providing to Buyer or its agent or representative information regarding the Properties.

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(2)	Buyer must:

(a) employ only trained and qualified inspectors and assessors;

(b) notify Sellers, in advance, of when the inspectors or assessors will be on the Properties;

(c) abide by any reasonable entry rules or requirements of Sellers;

(d) not interfere with existing operations or occupants of the Properties; and

(e) restore the Properties to its original condition if altered due to inspections, studies, or assessments that Buyer completes or causes to be completed.

(3) Except for those matters that arise from the negligence of Sellers or Sellers' agents, Buyer is responsible for any claim, liability, encumbrance, cause of action, and expense resulting from Buyer’s inspections, studies, or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Sellers and Sellers' agents against any claim involving a matter for which Buyer is responsible under this paragraph. This paragraph survives termination of this contract.

D.	Property Information:

(1) Delivery of Property Information: Within 15 days after the Effective Date, Sellers will deliver to Buyer if in the actual or constructive possession of Sellers:

☑ (a) a current rent roll of all leases affecting the Properties certified by Sellers as true and correct;

☑ (b) copes of all current leases pertaining to the Properties, including any modifications, supplements, or amendments to the leases;

☑ (c) a current inventory of all personal property to be conveyed under this contract and copies of any leases for such personal property;

☑ (d) copies of all current service, maintenance, and management agreements relating to the ownership and operation of the Properties;

☑ (e) copies of current utility capacity letters from the Properties' water and sewer service provider;

☑ (f) copies of all current warranties and guaranties relating to all or part of the Properties;

☑ (g) copies of fire, hazard, liability, and other insurance policies that currently relate to the Properties;

☑ (h) copies of all leasing or commission agreements that currently relate to all or part of the Properties;

☑ (i) a copy of the “as-built” plans and specifications and plat of the Properties;

☑ (j) copies of all invoices for utilities and repairs incurred by Sellers for the Properties in the 12 months immediately preceding the Effective Date;

☑ (k) copies of all previous environmental assessments, lab reports, geotechnical reports, studies, or analyses made on or relating to the Properties;

☑ (l) real & personal property tax statements for the Properties for the previous 2 calendar years; and

☑ (m) occupancy permits for the Properties.

(2) Return of Property Information: If this contract terminates for any reason, Buyer will, upon request, not later than 10 days after the termination date: (a) return to Sellers all those items described in Paragraph 8D(1) that Sellers delivered to Buyer and all copies that Buyer made of those items; and (b) deliver copies of all inspection and assessment reports related to the Properties that Buyer completed or caused to be completed. This Paragraph 8D(2) survives termination of this contract.

E.	Contracts Affecting Operations: Until closing, Sellers: (1) will operate the Properties in the same manner as on the Effective Date under reasonably prudent business standards; and (2) will not transfer or dispose of any part of the Properties, any interest or right in the Properties, or any of the personal property or other items described in Paragraph 2B or sold under this contract. Sellers may not enter into, amend, or terminate any other contract that affects the operations of the Properties or Tenant Lease or License without Buyer’s written approval.

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9.	LEASES:

A. Each written lease Sellers are to assign to Buyer under this contract must be in full force and effect according to its terms. Sellers may not enter into any new lease, fail to comply with any existing lease, or make any amendment or modification to any existing lease without Buyer’s written consent. Seller must disclose, in writing, if any of the following exist at the time Seller provides the leases to the Buyer or subsequently occur before closing:

(1) any failure by Sellers to comply with Seller’s obligations under the leases;

(2) any circumstances under any lease that entitle the tenant to terminate the lease or seek any offsets or damages;

(3) any non-occupancy of the leased premises by a tenant;

(4) any advance sums paid by a tenant under any lease;

(5) any concessions, bonuses, free rents, rebates, brokerage commissions, or other matters that affect any lease; and

(6) any amounts payable under the leases that have been assigned or encumbered, except as security for loan(s) assumed or taken subject to under this contract.

B.	Lease Termination Agreement(s) shall be required at Closing regarding all Properties, on all Leases in effect at Closing, if requested by Buyer.

10.	REPRESENTATIONS OF SELLERS AND BRYAN FOSTER: See Exhibit “F” attached hereto.

11.	CLOSING:

A.	The date of the closing of the sale (“Closing’) will be on or before October 15, 2012 (“Closing Date”), subject to closing of the Acquisition Agreement (defined in Paragraph 13.A).

B.	If either party fails to close by the Closing Date, the non-defaulting party may exercise the remedies in Paragraph 16.

C.	At Closing, Sellers will execute and deliver to Buyer, at Sellers' expense, ☐ general ☑ special warranty deeds. The deeds must include vendor’s lien if any part of the sales price is financed. The deeds must convey good and indefeasible title to the Properties and show no exceptions other than those permitted under Paragraph 7 or other provisions of this contract. Sellers must convey the Properties:

(1)	with no liens, assessments, or Uniform Commercial Code or other security interests against the Properties which will not be satisfied out of the sales price, unless securing loans Buyer assumes; and
(2)	with no persons in possession of any part of the Properties as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this contract.
(3)	A list of loan taken "subject to" is attached hereto as Exhibit "G" including the manner for the payment of such debt.

D.	At closing, Sellers, at Sellers' expense, will also deliver to Buyer:

(1)	Special Warranty Deeds, free and clear of all liens and encumbrances except as herein above provided;
(2)	tax statements showing no delinquent taxes on the Properties;

(3)	bill of sale with warranties of title conveying title, free and clear of all liens, to any personal property defined as part of the Properties in Paragraph 2 or sold under this contract;

(4)	assignment of all leases to or on the Properties with full warranties of title and free and clear of all liens and encumbrances if the leases are not otherwise terminated prior to closing herein;

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(5)	to the extent that the following items are assignable, an assignment to Buyer of the following items as they relate to the Properties or its operations;

(a) licenses and permits;

(b) maintenance, management, and other contracts; and

(c) warranties and guaranties;

(6)	evidence that the persons executing this contract are legally capable and authorized to bind Sellers;

(7)	an affidavit acceptable to the escrow agent stating that Sellers are not a foreign person or, if Sellers is a foreign person, a written authorization for the escrow agent to: (i) withhold from Sellers' proceeds an amount sufficient to comply applicable tax law; and (ii) deliver the amount to the Internal Revenue Service together with appropriate tax forms;

(8)	any notices, statements, certificates, affidavits, releases, and other documents required by this contract, the commitment, or law necessary for the closing of the sale and the issuance of the title policy, all of which must be completed and executed by Sellers as necessary;

(9)	all advance rentals and security deposits, if any, and

(10)	any other documents that Buyer deems necessary to complete this sale.

E.	At closing, Buyer will:

(1)	pay the agreed portion of the sales price in good funds (if any there may be) acceptable to the escrow agent;

(2)	deliver evidence that the person executing this contract and the closing documents is legally capable and authorized to bind Buyer;
(3)	sign and send to each tenant in the Properties a written statement that:

(a)	acknowledges Buyer has received and is responsible for the tenant’s security deposit, if any; and

(b)	specifies the exact dollar amount of the security deposit, if any;

(4)	sign an assumption of all leases then in effect, if any leases remain;

(5)	execute all loan documents in favor of Sellers;

(6)	execute and deliver any notices, statements, certificates, or other documents required by this contract or law necessary to close the sale, including Seller finance documents, and

(7)	execute any loan documents in favor of third parties on debt taken subject to

F.	Unless otherwise agreed by the parties before closing, the Closing Documents for which forms exist in the current edition of the Texas Real Estate Forms Manual (State Bar of Texas) will be prepared using those forms or the most recent documents contained in Pro-Doc. All Closing Documents will be prepared by Buyer’s attorney and subject to the reasonable approval of Sellers and/or Sellers' counsel.

12. POSSESSION: Sellers will deliver possession of the Properties to Buyer upon closing and funding of this sale in their present condition with any repairs Sellers are obligated to complete under this contract, ordinary wear and tear excepted.

13. SPECIAL PROVISIONS:

A.	This Agreement is subject to the closing of the following Purchase Agreement:

Purchase Agreement, dated and executed the same date hereof, by and among JGC Tye, LLC, JGC Lubbock Gold, LLC, JGC Odessa Gold, LLC, Gold Suit, Inc., JGC Harlingen, LLC, JGC Longview, LLC, JGC Edinburg, LLC, JGC Phoenix, LLC, TI Club, LLC, C. A. Ault Investments, Inc., Sadco, Inc., JGC Beaumont, LLC, S. Willies Lubbock, LLC, Bryan S. Foster, and Jaguars Acquisition, Inc. (the “Acquisition Agreement”). The parties to the Acquisition Agreement are affiliates of the parties to this Agreement.

B.	If for any reason the Acquisition Agreement fails to close, then either the Buyer or Sellers shall have the right to terminate this Agreement and all other simultaneous closing agreements upon 5 days written notice to the other even if such 5 day period exceeds the Closing Date herein. Buyer shall then be entitled to reimbursement of its earnest money less $100.00 being the amount of nonrefundable consideration for this Agreement.

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C.	The Closing of this Agreement is subject to and conditioned upon JAI and/or the Asset Purchasers (as defined in the Acquisition Agreement) obtaining all required approvals and authorizations to conduct their business as is presently being conducted on the premises of each Adult Cabaret (as defined in the Acquisition Agreement), including but not limited to any and all necessary sexually oriented business licenses or liquor licenses.

D.	The Sellers agree to terminate, upon request of Buyer, all leases on Properties, if any, at or prior to the closing of the transactions contemplated hereby.

E.	From and after the Effective Date until the Closing or the termination of this Agreement, neither the Sellers nor any representatives of Sellers will offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of any ownership interest in any of the Properties.

F.	This Agreement is also subject to a partial release plan to be agreed to before the end of the Feasibility Period and will be contained within the Note.

14.	SALES EXPENSES:

A.	Sellers' Expenses: Sellers will pay for the following at or before closing:

(1)	releases of existing liens, other than those liens assumed by Buyer, including prepayment penalties and recording fees;

(2)	release of Sellers' loan liabilities, unless such loans are to be taken "subject to";

(3)	tax statements or certificates;

(4)	preparation of the deeds and any bill of sales;

(5)	one-half of any escrow fees;

(6)	costs to record any documents to cure title objections that Sellers must cure; and

(7)	other expenses that Sellers will pay under other provisions of this contract, including Owner Title Policies and Surveys.

B.	Buyer’s Expenses: Buyer will pay for the following at or before closing:

(1)	preparation fees for loan documents;

(2)	recording fees for the deeds and any deed of trusts;

(3)	premiums for flood and hazard insurance as may be required by Buyer’s lender;

(4)	one-half of any escrow fees; and

(5)	other expenses that Buyer will pay under other provisions of this contract.

15.	PRORATIONS:

A.	Prorations:

(1)	Taxes, rents, and any expense reimbursements from tenants will be prorated through the Closing Date.

(2)	If the amount of ad valorem taxes for the year in which the sale closes is not available on the closing date, taxes will be prorated on the basis of taxes assessed in the previous year. If the taxes for the year in which the sale closes vary from the amount prorated at closing, the parties will adjust the prorations when the tax statements for the year in which the sale closes become available. This Paragraph 15A(2) survives closing.

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(3)	Sellers will transfer all reserve deposits held by the Sellers, Sellers' tenants or Sellers' lender for the payment of taxes, insurance premiums, and other charges to Buyer at closing without the payment of additional funds.

(4)	If a surviving tenant is responsible for taxes and insurance such obligation will be part of the Assignment of the Leases. If however; any tenant(s) fails or refuses to pay their share of taxes and/or insurance the Sellers shall remain liable for same.

B.	Rollback Taxes: If Sellers change the use of the Properties before closing or if a denial of a special valuation on the Properties claimed by Sellers results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of Sellers. If this sale or Buyer’s use of the Properties after closing results in additional assessments for periods before closing, the assessments will be the obligation of Buyer. This Paragraph 15B survives closing.

C.	Rent and Security Deposits: At closing, Sellers will tender to Buyer at no additional cost to Buyer all security deposits and the following advance payments received by Sellers for periods after closing: prepaid expenses, advance rental payments, and other advance payments paid by tenants. Rents prorated to one party but received by the other party will be remitted by the recipient to the party to whom it was prorated within 5 days after the rent is received. This Paragraph 15C survives closing.

16.	DEFAULT:

A.	If Buyer fails to comply with this contract, Buyer is in default and Sellers may:

(1)	terminate this contract and receive the earnest money, as liquidated damages and as Sellers' sole remedy; and

(2)	Sellers ☑ may ☐ may not enforce specific performance.

B.	If, without fault, Sellers are unable within the time allowed to deliver the Estoppel Certificates, surveys or the title commitments, Buyer may:

(1)	extend the time for performance up to thirty (30) days and the closing will be extended as necessary.

C.	Except as provided in Paragraph 16B, if Sellers fail to comply with this contract, Sellers are in default and Buyer may:

(1)	terminate this contract and receive the earnest money, less any independent consideration under Paragraph 8B, as liquidated; or

(2)	enforce specific performance, or seek such other relief as may be provided by law, or both.

17.	CASUALTY LOSS AND CONDEMNATION:

A.	If any part of the Properties are damaged or destroyed by fire or other casualty after the Effective Date, Sellers must restore the Properties to its previous condition as soon as reasonably possible and not later than the Closing Date. If, without fault, Sellers are unable to do so, Buyer may:

(1)	terminate this contract, as to the damaged or destroyed property only, and the earnest money, less any independent consideration under Paragraph 8B, will be refunded to Buyer;

(2)	extend the time for performance up to 30 days and Closing will be extended as necessary; or

(3)	accept at closing: (i) the Properties in its damaged condition; (ii) an assignment of any insurance proceeds Sellers are entitled to receive along with the insurer’s consent to the assignment; and (iii) a credit to the sales price in the amount of any unpaid deductible under the policy for the loss.

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B.	If before closing, condemnation proceedings are commenced against any part of the Properties, Buyer may:

(1)	terminate this contract, as to such property only, by providing written notice to Sellers within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less any independent consideration under Paragraph 8B, will be refunded to Buyer; or

(2)	appear and defend the condemnation proceedings and any award will, at Buyer’s election, belong to: (a) Sellers and the sales price will be reduced by the same amount; or (b) Buyer and the sales price will not be reduced.

18.	ATTORNEY’S FEES: If Buyer, Sellers, or any escrow agent is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney’s fees. This Paragraph 18 survives termination of this contract.

19.	ESCROW:

A.	At Closing, the earnest money will be applied first to any cash down payment, then to Buyer’s closing costs, and any excess will be refunded to Buyer. If no closing occurs, escrow agent may require a written release of liability of escrow agent from all parties.

B.	If one party makes written demand for the earnest money, escrow agent will give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 15 days after the date escrow agent sent the demand to the other party, escrow agent may disburse the earnest money to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors.

C.	Escrow agent will deduct any independent consideration under Paragraph 7B(1) before disbursing any earnest money to Buyer and will pay the independent consideration to Sellers.

D.	If escrow agent complies with this Paragraph 19, each party hereby releases escrow agent from all claims related to the disbursal of the earnest money.

E.	Notices under this Paragraph 19 must be sent by certified mail, return receipt requested. Notices to escrow agent are effective upon receipt by escrow agent.

F.	Any party who wrongfully fails or refuses to sign a release acceptable to escrow agent within 7 days after receipt of the request will be liable to the other party for liquidated damages in an amount equal to the sum of: (i) three times the amount of the earnest money; (ii) the earnest money; (iii) reasonable attorney's fees; and (iv) all costs of suit.

20.	1031 EXCHANGE:

Buyer and Sellers acknowledge and agree that Sellers may intend to complete this transaction as a part of an exchange of like-kind properties in accordance with Section 1031 of the Internal Revenue Code, as amended. All expenses in connection with the contemplated exchange will be paid by the exchanging party. The other party will not incur any expense or liability with respect to the exchange. The parties agree to cooperate fully and in good faith to arrange and consummate the exchange so as to comply to the maximum extent feasible with the provisions of Section 1031 of the Internal Revenue Code. The other provisions of this contract will not be affected in the event the contemplated exchange fails to occur, the non exchanging party shall have no obligation to locate, contract for, or take title to any property that Sellers may wish to acquire or to incur any indebtedness or other obligation as a part of the Buyer’s agreement to cooperate.

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21.	MATERIAL FACTS: To the best of Sellers' knowledge and belief: (Check only one box.)

Sellers are not aware of any material defects or material adverse conditions or hazards to the Properties except as stated in the attached Exhibit “H” attached hereto and made a part hereof for all purposes.

22.	NOTICES: All notices between the parties under this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to the parties addresses or facsimile numbers stated in Paragraph 1. Any address for notice may be changed by written notice delivered as provided herein. Copies of each notice must be given by one of these methods to the attorney of the party to whom notice is given.

☑ A. Sellers also consent to receive any notices by e-mail at Sellers' e-mail address stated in Paragraph 1.

☑ B. Buyer also consents to receive any notices by e-mail at Buyer’s e-mail address stated in Paragraph 1.

23. MISCELLANEOUS PROVISIONS

1. Entire Contract. This contract, together with its exhibits, and any Closing Documents delivered at closing constitute the entire agreement of the parties concerning the sale of the Properties by Sellers to Buyer. There are no oral representations, warranties, agreements, or promises pertaining to the sale of the Properties by Sellers to Buyer that are not expressly set forth in those documents.

2. Amendment. This contract may be amended only by an instrument in writing signed by the parties.

3. Assignment. Buyer may not assign this contract or Buyer's rights under it.

4. Survival. The provisions of this contract that expressly survive termination or closing and other obligations of this contract that cannot be performed before termination of this contract or before closing survive termination of this contract or closing, and the legal doctrine of merger does not apply to these matters. If there is any conflict between the Closing Documents and this contract, the Closing Documents will control.

5. Choice of Law; Venue. This contract is to be construed under the laws of the State of Texas, without regard to choice-of-law rules of any jurisdiction. Venue is in the County of Harris, State of Texas..

6. Waiver of Default. Default is not waived if the non-defaulting party fails to declare immediately a default or delays taking any action with respect to the default.

7. No Third-Party Beneficiaries. There are no third-party beneficiaries of this contract.

8. Severability. If a provision in this contract is unenforceable for any reason, to the extent the unenforceability does not destroy the basis of the bargain among the parties, the unenforceability does not affect any other provision of this contract, and this contract is to be construed as if the unenforceable provision is not a part of the contract.

9. Ambiguities Not to Be Construed against Party Who Drafted Contract. The rule of construction that ambiguities in a document will be construed against the party who drafted it does not apply in interpreting this contract.

10. No Special Relationship. The parties' relationship is an ordinary commercial relationship, and they do not intend to create the relationship of principal and agent, partners, joint venturers, or any other special relationship.

11. Execution, Counterparts, Facsimile/Electronic Transmission. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

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12. Confidentiality. This contract, this transaction, and all information learned in the course of this transaction shall be kept confidential, except to the extent disclosure is required by law or court order or to enable third parties to advise or assist Buyer to investigate the Properties or either party to close this transaction.

13. Broker Indemnification. Buyer and Sellers each indemnify and agree to defend and hold the other party harmless from any loss, attorney's fees, and court and other costs arising out of a claim by any person or entity claiming by, through, or under the indemnitor for a broker's or finder's fee or commission because of this transaction or this contract, whether the claimant is disclosed to the indemnitee or not.

14. Binding Effect. This contract binds benefits and may be enforced by the parties and their respective heirs, successors, and permitted assigns.

15. Waiver of Jury Trial. Buyer and Sellers, each after consultation with an attorney of its own selection (which counsel was not directly or indirectly identified, suggested, or selected by the other party), both voluntarily waive a trial by jury of any issue arising in an action or proceeding between the parties or their successors, under or connected with this contract or its provisions. Buyer and Sellers acknowledge to each other that Buyer and Sellers are not in significantly disparate bargaining positions.

16. IRS Reporting Requirements. The Title Company is hereby designated as the "reporting person" under Section 6045 of the Internal Revenue Code of 1986 (as amended), and the regulations promulgated thereunder, and shall be responsible for filing the information return required thereunder.

17. Effective Date. Shall be the date in which this contract has been fully executed by all Parties and received by the Title Company.

18. Time is of the Essence. Time is of the Essence in all provisions of this Agreement.

19. Deadlines and other Dates. All deadlines in this contract expire at 5:00 p.m. local time where the Properties are located. If a deadline falls on a Saturday, Sunday, or national holiday, the deadline will be extended to the next day that is not a Saturday, Sunday, or national holiday. A national holiday is a holiday designated by the federal government. Time is of the essence.

20. Person of Authority. Whoever executes this document, on behalf of the Sellers and/or Buyer, shall be deemed to have authority to do so without further inquiry; upon Closing of this transaction, all documents must be executed by those who have legal authority to do so and must provide evidence of same as may be required by either the Title Company and/or the Buyer or Sellers, as appropriate. Additionally, this document provides for initialing of each page by Sellers and Buyer. Bryan Foster may initial each page on behalf of all of the Sellers, if other than Bryan Foster, such designation must be in writing.

24. ADDITIONAL NOTICES: See Exhibit “I” attached hereto (statutory notices when applicable).

25. CONTRACT AS OFFER: The execution of this contract by the first party constitutes an offer to buy or sell the Properties. Unless the other party accepts the offer by 5:00 p.m., in the time zone in which the Properties are located, on            , 2012, the offer will lapse and become null and void.

READ THIS CONTRACT CAREFULLY. The brokers and agents make no representation or recommendation as to the legal sufficiency, legal effect, or tax consequences of this document or transaction. CONSULT your attorney BEFORE signing.

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1.	Seller:.Expensive Soil Tye, LLC	Buyer: Jaguars Holdings, Inc.

By:		By:	Eric Langan, President

By (signature):	/s/ Bryan Foster	By (signature):	/s/ Eric Langan

Printed Name:		Printed Name:

Title:	Title:

2.	Seller: Golden Productions, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

3.	Seller: Expensive Soil Odessa, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

4.	Seller: Expensive Soil El Paso, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

5.	Seller: Expensive Soil Harlingen, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

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6.	Seller: Expensive Soil Longview, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

7.	Seller: Expensive Soil Edinburg, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

8.	Seller: Expensive Soil Beaumont, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

9.	Seller: Highway Lot Beaumont, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

10.	Seller: Expensive Soil Solo Road, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

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11.	Seller: Black Canyon Highway, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

12.	Seller: Lubbock Flat Land, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

13.	Seller: Bryan Foster, Individually with respect to Exhibit "F"

/s/ Bryan Foster
Signature

Printed Name:
	By (signature):	/s/ Bryan Foster

ATTORNEYS REQUEST

Sellers' Attorney: Roger Albright	Buyer’s Attorney: Robert Axelrod
Address: 3301 Elm Street, Dallas, TX 75226-2562	Address:5300 Memorial Drive, Suite 700, Houston, Texas
Phone & Fax:214-939-9222; 214-939-9229	Phone & Fax:713-861-1996 Ext. 2; 713-552-0202
E-mail: ____________________	E-mail:__________________

Sellers' attorney requests copies of documents,	Buyer’s attorney requests copies of documents,
notices, and other information:	notices, and other information:
☑ the title company sends to Buyer.	☑ the title company sends to Seller.
☑ Seller sends to Buyer.	☑ Buyer sends to Seller.

ESCROW RECEIPT

Escrow agent acknowledges receipt of:

☐ A. the contract on this day (Effective Date);

☐ B. earnest money in the amount of $_________ in the form of ________________________.

Escrow Agent: ___________________________	Address: ____________________________________

By: ____________________________________	Phone & Fax: _________________________________

Assigned file number (GF#): _________________	E-mail: ______________________________________

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EXHIBIT A:

Sellers:	1.	Expensive Soil Tye, LLC, a Texas limited liability company

Address:	126 South Access Road & I-20 Tye, Texas 79563

Phone:	325-691-5647
Fax:	325-691-5640

E-mail:
Authorized Seller Representative: _______________________

2.	Golden Productions LLC, a Texas limited liability company

Address:	12913 US 87 Lubbock, Texas 79423

Phone:	806-748-1916
Fax:	806-748-1093

E-mail:
Authorized Seller Representative: _______________________

3.	Expensive Soil Odessa, LLC, a Texas limited liability company

Address:	6824 Cargo Road Odessa, Texas 79762

Phone:	432-363-1005
Fax:	432-366-6297

E-mail:
Authorized Seller Representative: _______________________

4.	Expensive Soil El Paso, LLC, a Texas limited liability company

Address:	11377 Gateway Boulevard El Paso, Texas 79936

Phone:	915-590-3955
Fax:	915-590-6642

E-mail:
Authorized Seller Representative: _______________________

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5.	Expensive Soil Harlingen, LLC, a Texas limited liability company

Address:	14286 US Highway 83 Harlingen, Texas 78552

Phone:	956-428-3500
Fax:	956-428-3540

E-mail:
Authorized Seller Representative: _______________________

6.	Expensive Soil Longview, LLC, a Texas limited liability company

Address:	4750 Estes Parkway Longview, Texas 75603

Phone:	903-753-1863
Fax:	903-234-8124

E-mail:
Authorized Seller Representative: _______________________

7.	Expensive Soil Edinburg, LLC, a Texas limited liability company

Address:	5021 W. University Drive Edinburg, Texas 78539

Phone:	956-381-4117
Fax:	956-381-8333

E-mail:
Authorized Seller Representative: _______________________

8.	Expensive Soil Beaumont, LLC, a Texas limited liability company

Address:	5900 College Street Beaumont, Texas 77707

Phone:	409-866-4462
Fax:	409-866-2874

E-mail:
Authorized Seller Representative: _______________________

9.	Highway Lot Beaumont, LLC, a Texas limited liability company

Address:	________________ Beaumont, Texas _________

Phone:	409-866-4462
Fax:	409-866-2874

E-mail:
Authorized Seller Representative: _______________________

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10.	Expensive Soil Solo Road, LLC, a Texas limited liability company

Address:	101 Solo Road Odessa, Texas 79762

Phone:	432-366-1262
Fax:

E-mail:
Authorized Seller Representative: _______________________

11.	Black Canyon Highway, LLC, a Texas limited liability company

Address:	1902 N. Black Canyon Phoenix, Arizona 85009

Phone:	602-352-0240
Fax:

E-mail:
Authorized Seller Representative: _______________________

12.	Lubbock Flat Land LLC

Address:

Phone:
Fax:

E-mail:
Authorized Seller Representative: _______________________

13.	Bryan Foster, Indvidually with respect to Exhibit “F”

Address:

Phone:
Fax:

E-mail:
Authorized Seller Representative: _______________________

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EXHIBIT B: LEGAL DESCRIPTIONS

(To be attached)

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EXHIBIT C ADDENDUM TO COMMERCIAL CONTRACT

 FOR RESERVATION OF OIL, GAS, AND OTHER MINERALS

BETWEEN THE UNDERSIGNED PARTIES

CONCERNING THE PROPERTIES

A. “Mineral Estate” means all oil, gas, and other minerals in or under the Property, any royalty under any existing or future lease covering any part of the Property, surface rights (including rights of ingress and egress), production and drilling rights, lease payments, and all related benefits.

B. The Mineral Estate owned by Sellers, if any, will be conveyed unless reserved as follows (check one box only):

☐ (1) Sellers reserve all of the Mineral Estate owned by Sellers.

☐ (2) Sellers reserve an undivided % interest in the Mineral Estate owned by Sellers. NOTE: If Sellers do not own all of the Mineral Estate, Sellers reserve only this percentage of Sellers' interest.

C. Sellers waive Sellers' surface rights (including rights of ingress and egress). NOTE: Any waiver of surface rights by Sellers does not affect any surface rights that may be held by others.

If either party is concerned about the legal rights or impact of the above provisions, that party is advised to consult an attorney BEFORE signing.

1.	Seller:.Expensive Soil Tye, LLC	Buyer: Jaguars Holdings, Inc.

By:		By:	Eric Langan, President

By (signature):	/s/ Bryan Foster	By (signature):	/s/ Eric Langan

Printed Name:		Printed Name:

Title:	Title:

2.	Seller: Golden Productions, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

3.	Seller: Expensive Soil Odessa, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

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4.	Seller: Expensive Soil El Paso, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

5.	Seller: Expensive Soil Harlingen, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

6.	Seller: Expensive Soil Longview, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

7.	Seller: Expensive Soil Edinburg, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

8.	Seller: Expensive Soil Beaumont, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

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9.	Seller: Highway Lot Beaumont, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

10.	Seller: Expensive Soil Solo Road, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

11.	Seller: Black Canyon Highway, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

12.	Seller: Lubbock Flat Land, LLC

By:

	By (signature):	/s/ Bryan Foster

Printed Name:

Title:

13.	Seller: Bryan Foster, Individually with respect to Exhibit "F"

/s/ Bryan Foster
Signature

Printed Name:
	By (signature):	/s/ Bryan Foster

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EXHIBIT D: ADDENDUM TO COMMERCIAL CONTRACT

FOR SELLER FINANCING AGREEMENT

BETWEEN THE UNDERSIGNED PARTIES

CONCERNING THE PROPERTIES

The portion of the Sales Price not payable in cash will be paid as follows:

SELLER FINANCING:

(1) At closing, Buyer will execute and deliver a promissory note (the ”Note”) from Buyer to Seller in the amount of $9,000,000.00, bearing 9.5% interest per annum. Matured, unpaid amounts will bear interest at the maximum rate of interest allowed by law.. The Note will be payable in 144 equal monthly installments of principal and interest in the amount of $104,973.59, with the initial payment due thirty (30) days after the date of Closing, with each subsequent monthly payment due thereafter. The debt taken "subject to" is included within the monthly payment.

(2) Notwithstanding the foregoing, in the event that the Properties are not conveyed to Buyer as of the Closing Date, then the Sellers and Buyer will enter into a master lease agreement (“Master Lease “) for all of the Properties, as of the Closing Date, which will provide for the payment of monthly rent in an amount equal to the monthly payments which would otherwise have been due under the Note ($104,973.59). Upon the closing of the Properties, the Note will be adjusted to provide that the monthly payments previously made pursuant to the Master Lease will be a reduction to the Note as if a payment had been made pursuant to the Note.

(3) The Note will contain a reference to a Participation Agreement which the Sellers will enter into that will set forth each of Sellers pro rata interest in the Note and the terms and conditions pursuant to which the designated Agent of the Note will distribute payments to each of the Sellers.

(4) The Note will be secured by vendor’s liens contained in the deeds and deed of trust liens and an assignment of leases payable at the place designated by Sellers.

(5) The Note will provide that if Buyer fails to timely pay an installment within 7 days after the installment is due, Buyer will pay a late fee equal to 1% of the installment not paid.

(6) The Note will provide for liability (corporate) against the Maker in the event of default.

(7) The Note will not be pre-payable in the first 60 months and, thereafter, if prepaid at the election of the JHI, must be prepaid in full and will be subject to a prepayment penalty of 10% of the then outstanding principal amount of the Note. Any pre-payment shall be applied to the payment of the installments of principal last maturing and interest will immediately cease on the prepaid principal.

(8) In the event that the Note and the promissory note due under the Acquisition Agreement (as provided for therein, the “Acquisition Note”) are both pre-paid in full prior to their dates of maturity, then the $650,000 cash portion due Buyer twelve (12) years from the date of Closing will accelerate and become due and payable within thirty (30) days of the final payment of the Note and promissory note.

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(9) If an owner’s policy of title insurance is furnished, Buyer, at Buyer’s expense, will furnish Seller with a mortgagee title policy in the amount of the Note at closing.

(10) If all or any part of the Properties are sold or conveyed without Seller’s prior written consent, Sellers, at Sellers' option, may declare the outstanding principal balance of the note, plus accrued interest, immediately due and payable. Any of the following is not a sale or conveyance of the Property:

(a) the creation of a subordinate lien;

(b) a sale under a subordinate lien;

(c) a deed under threat or order of condemnation;

(d) a conveyance solely between the parties; or

(e) the passage of title by reason of death of a maker or operation of law.

(11) Deposits for Taxes and Insurance: Buyer will not deposit with Sellers a pro rata part of the estimated annual ad valorem taxes on the Properties or a pro rata part of the estimated annual insurance premiums for the improvements on the Properties but will furnish proof of timely payment.

(12) The Note will include a provision for reasonable attorney’s fees for any collection action.

(13) The Buyer will be entitled to indemnification as a result of a breach by the Sellers of any of the terms and provisions of this agreement, including but not limited to undisclosed liabilities related to the Properties which were incurred prior to Closing and result in a claim against the Buyer and/or the Properties. If the Buyer is entitled to indemnification, the Buyer shall have the right to Offset any such claims which have been paid by the Buyer or for which the Buyer has an obligation to pay against any obligations that are then due and payable to the Sellers. Such Right of Offset shall include attorney’s fees and costs in the Defense of any such breached obligation by the Sellers.

(14) The Note will also contain a partial release plan that will entitle the Buyer, on or after sixty (60) months from the date of Closing, to have certain Properties released from Sellers’ liens upon the aggregate payment of the first $6,000,000 in principal of the Note and the Acquisition Note, and thereafter upon the aggregate payment of each additional $3,000,000 in principal of the Note and Acquisition Note, until the Note and Acquisition Note are paid in full. Upon each such release benchmark, the Buyer and the Sellers will mutually agree upon which of the Properties will be released from the Sellers’ liens. For purposes of the partial release, any Reduction Amount (as defined in Section 1.9(ii)(D) of the Acquisition Agreement) shall not be deemed a reduction in the principal of the Note or Acquisition Note.

(15) The Note and/or Deed(s) of Trust will also provide that all underlying debt (that indebtedness set forth in Exhibit "G") will be paid timely by Buyer and Buyer will furnish proof of payment of each underlying note to Sellers as may be agreed upon prior to Closing.

(16) The Note will provide the Sellers a right of first refusal, whereby if the Buyer intends to prepay the Note using proceeds from a debt financing transaction offered by a third party lender, at least 10 days prior to closing such transaction, the Buyer will provide the Sellers and/or its affiliates the right to provide financing to the Buyer within the 10 day period, in lieu of the third party lender on the exact terms and conditions offered to the Buyer in the proposed transaction.

(17) A default under the Acquisition Note will be deemed to be a default under the Note.

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EXHIBIT E: ALLOCATION SCHEDULE

(To be attached)

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EXHIBIT F: BRYAN FOSTER AND SELLERS’ REPRESENTATIONS

 INCLUDING ENVIRONMENTAL MATTERS

A.	Bryan Foster and Sellers' Representations to Buyer

Bryan Foster and each of the Sellers, jointly and severally, represent to Buyer that the following are true and correct as of the Effective Date and will be true and correct on the Closing Date.

1. Authority. Sellers have full power authority to perform its obligations under this contract. This contract is binding on Sellers. This contract is, and all documents required by this contract to be executed and delivered to Buyer at closing will be, duly authorized, executed, and delivered by Sellers.

2. Litigation. There is no litigation pending or threatened against Sellers that might affect the Property or Sellers' ability to perform its obligations under this contract.

3. Violation of Laws. Sellers have not received written notice of any violation or alleged violation of any legal requirement affecting the Properties, including, without limitation, any violation or alleged violation of any building, zoning, subdivision, fire, safety, health, environmental, accessibility, or other codes, laws, ordinances, statutes, regulations, rules or orders of city, county, state and/or federal authorities with jurisdiction in these matters.

4. Licenses, Permits, and Approvals. Sellers have not received notice that any license, permit, or approval necessary to use the Properties in the manner in which it is currently being used will not be renewed on expiration or that any material condition will be imposed to use or renew the same.

5. Condemnation; Zoning; Land Use; Hazardous Materials. Sellers have not received notice and has no knowledge of any condemnation, zoning, or land-use proceedings affecting the Properties or any inquiries or notices by any governmental authority or third party with respect to condemnation.

6. No Other Obligation to Sell the Property or Restriction against Sale. Sellers have not obligated themselves to sell all or any portion of the Properties to any person other than Buyer. Sellers' performance of this contract will not cause a breach of any other agreement or obligation to which Sellers are a party or to which it is bound.

7. No Liens. On the Closing Date, the Properties will be free and clear of all mechanic's and materialman's liens and all other liens and encumbrances of any nature except the Permitted Exceptions or liens to which Buyer has given its consent in writing, and, and no work or materials will have been furnished to the Property that might give rise to mechanic's, materialman's, or other liens against the Properties other than work or materials to which Buyer has given its consent in writing.

8. “As Is, Where Is”. Sellers are conveying the Properties at Closing to Buyer “As Is, Where Is”

9. Environmental Matters. To the best of Sellers' knowledge and belief, the Properties are not in violation of any state, local or federal statutes, laws regulations, ordinances, rules or guidance pertaining to health or the environment ("Environmental Laws"), including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), and the Resource Conservation and Recovery Act of 1976 (RCRA), nor, to the best of Sellers' knowledge and belief, are the Properties subject to any existing, pending or threatened investigation or inquiry by any governmental authority with respect to Environmental Laws or any demands, suspected or known, for remedial obligations under Environmental Laws. To the best of Sellers' knowledge and belief, there are no underground storage tanks located beneath the Properties. The term "hazardous substances" shall be defined as any compound, substance or material listed in any state, federal and local statute, law, regulation, ordinance, rule or guidance as regulated, hazardous, or toxic. The term "released" shall have the meaning specified in CERCLA. The terms "solid wastes" and "disposed" shall have the meanings specified in RCRA. However, to the extent that the laws of the State of Texas establish a meaning for "hazardous substances", "released", "solid wastes", or "disposed" which is broader than that specified in any federal statutes, such broader meaning shall apply.

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10. Legal Capacity. Sellers are limited liability companies duly organized and in good standing under the laws of the State of Texas, are duly qualified to do business in and in good standing under the laws of the State in which the Properties are located and are not a foreign person within the meaning of Section 1445 of the internal Revenue Code.

11. Enforceability. This Agreement and all documents required hereby to be executed by Sellers, when so executed, shall be legal, valid, and binding obligations of Sellers enforceable against Sellers in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

12. No Conflict. To Sellers' Knowledge, the execution and delivery of, and consummation of the transactions contemplated by this Agreement is not prohibited by, and will not conflict with, constitute grounds for termination for, or result in the breach of any of the contracts or leases or any other agreement or instrument to which Sellers are now a party or otherwise subject.

13. Bankruptcy Matters. Sellers have not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally. The fair market value of the assets of Sellers exceeds the amount of liabilities of Sellers, whether contingent or otherwise.

14. Leases and Other Agreements. Except for the Leases (as defined herein), there are no written or oral leases or tenancies affecting the Properties and no person other than Sellers, under the Leases has any right to possession of any of the Properties, which Leases comprise all leases, licenses, or other occupancy agreements pursuant to which any tenant or other party is occupying, or has a right to occupy, the Properties. No party other than current Tenant(s) are currently occupying the Properties. Rent payments are current under each Lease, and Sellers have received no notice and has no knowledge that any Current Tenant is insolvent, has declared bankruptcy or filed a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or that any proceeding has been commenced against any Current Tenant seeking such relief, or that any such filing or proceeding is threatened.

15. Status of Contract Rights and Leases. To Sellers' Knowledge, Sellers have performed and complied with all of its obligations under the leases and the contracts; the mere passage of time will not result in any default by Sellers thereunder; Sellers have not received or given any notice of default under any of the Leases or the contracts; and no event has occurred which will or could result in a default under any of the Contracts or leases by Sellers or, to Sellers' Knowledge, by any other party thereunder.

Sellers shall be deemed to have made the representations and warranties contained herein again as of the time and date of the Closing, except that Sellers shall not be in default hereof if any representation or warranty contained herein cannot be made at the Closing because of acts or fault of Buyer. The representations and warranties contained herein shall not be limited by any other paragraphs contained herein, or by any rights of Buyer to inspect the Properties.

For the purposes of this Agreement and Sellers' representations and warranties set forth herein, Sellers' Knowledge shall be deemed the Knowledge of Bryan Foster.

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EXHIBIT G: LOANS TAKEN “SUBJECT TO”

(To be attached)

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EXHIBIT H: LIST OF KNOWN DEFECTS BY PROPERTY

(To be attached)

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EXHIBIT I: NOTICES, STATEMENTS, AND CERTIFICATES

The notices, statements, and certificates (arranged by their application to particular transactions) that are listed below in Sellers' possession and if applicable will be provided to Buyer within ten (10) days of the Effective Date.

A.	All Real Property Transaction Notices

1. Storage Tanks Disclosure Provider. Notice concerning underground storage tanks, described in section 334.9 of title 30 of the Texas Administrative Code

2. Notice to Purchaser Regarding Restrictive Covenants. Notice of deed restrictions, described in section 212.155 of the Texas Local Government Code.

3. Notice to Purchaser Regarding Coastal Area Property. Notice regarding real property located adjacent to tidally influenced, submerged lands of Texas, described in section 33.135 of the Texas Natural Resources Code.

4. Notice to Purchaser of Property Seaward of Gulf Intracoastal Waterway. Notice concerning public easements to the public beach, described in section 61.025 of the Texas Natural Resources Code.

5. Notice Regarding Possible Liability for Additional Taxes. Notice of additional tax liability for vacant land that has been subject to a special tax appraisal method, described in section 5.010 of the Texas Property Code.

6. Notice Regarding Possible Annexation. Notice containing the sale of property located outside the limits of a municipality that may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality, described in section 5.011 of the Texas Property Code.

7. Notice for Unimproved Property in a Certificated Service Area of a Utility Service Provider. Notice for property in a certificated service area of a utility service provider, described in section 13.257 of the Texas Water Code.

8. Utility District Notice. Notice concerning the bonded indebtedness of, or rates to be charged by, a utility or other special district, described in section 49.452 of the Texas Water Code, with the form of notice to be used being dependent on whether the property (1) is located in whole or in part within the extraterritorial jurisdiction of one or more home-rule municipalities but is not located within the corporate boundaries of a municipality, (2) is located in whole or in part within the corporate boundaries of a municipality, or (3) is not located in whole or in part within the corporate boundaries of a municipality or the extraterritorial jurisdiction of one or more home-rule municipalities.

9. Notice to Purchaser of Property Located in Certain Annexed Water Districts. Notice required by section 54.016(h)(4)(A) of the Texas Water Code when property being sold is in a water or sanitary sewer district that entered a contract with a city with a population of 1.18 million or less under which the city is permitted to set rates in the district after annexation that are different from rates charged other residents of the city.

10. Notice to Purchaser that Property Is Located within the Area of the Alignment of a Transportation Project. Notice required under Texas Local Government Code section 232.0033 that all or part of the subdivision in which property being sold is located is within the area of the alignment of a transportation project as shown in the final environmental decision document that is applicable to a future transportation corridor identified in a contract between the Texas Department of Transportation and a county under Texas Transportation Code section 201.619.

11. Certificates of Mold Remediation. Notice pursuant to section 1958.154 of the Texas Occupations Code, titled "Certificate of Mold Remediation; Duty of Property Owner," requiring a property owner who sells property that has been issued a certificate of mold remediation pursuant to this section to deliver copies to the purchaser of each certificate of mold remediation issued for the property within the preceding five years.

*Initialed for Identification by Seller ______ * and Buyer ______	P a g e | 29